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                                                   EXHIBIT 10.37

               429 PENNSYLVANIA BUILDING OFFICE LEASE
               --------------------------------------

        THIS INDENTURE ("Lease") WITNESSETH that 429 Penn Partners, an Indiana partnership (hereinafter referred to as "Landlord"), in consideration of the rent herein reserved and the covenants to be performed by Unified Holdings, Inc., An Delaware Corporation (hereinafter referred to as "Tenant"), does hereby grant, demise, and lease to Tenant the following described premises upon the terms and conditions hereinafter set out:

                             ARTICLE I
                             PREMISES

        Section 1.1 Initial Premises.  Landlord hereby leases to Tenant
        ----------------------------
and Tenant hereby leases from Landlord, a portion of the First floor, consisting of approximately 9,959 rentable square feet of space, (hereinafter referred to as "Premises") of the building situated at 429
N. Pennsylvania, Indianapolis, Marion County, Indiana 46204, (the entire building with its appurtenances is hereinafter referred to as the "Real Estate"). The Premises are shown and designated on the attached Exhibit A which is incorporated herein by reference. Tenant will also retain approximately 861 rentable square feet of space located on the 3rd floor of the "Real Estate" and designated on the attached floor plan as shown on Exhibit B which is incorporated herein by reference.

        Section 1.2 Storage Space.  Provided that Tenant is not in default
        -------------------------
hereunder, Landlord hereby grants to Tenant the right to approximately 1,500 rentable square feet located in the Lower Level of the "Real
Estate" and designated on the attached floor plan as shown on Exhibit C which is incorporated herein by reference.

                             ARTICLE II
                                TERM

        Section 2.1 Term.  The term of this Lease (hereinafter referred to
        ----------------
as "term" or "Term") shall be as herein provided, for a period of one hundred (120) months, commencing on January 1, 1998 and ending on December 31, 2007. In the event Landlord is unable to deliver possession of the Premises at the commencement of the term, Landlord shall not be liable for any damage thereby nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until either
(i) the day any of Tenant's personnel first occupy a part of the Premises for carrying on the normal functions of Tenant's business in the Premises, or (ii) the 30th day following the giving by Landlord to Tenant of written notice stating that the Premises are ready for occupancy by Tenant -- whichever event occurs first.

                            ARTICLE III
                         OCCUPANCY AND USE

        Section 3.1 Use and Occupancy.  Tenant shall use and occupy the
        -----------------------------
Premises for general office use and for no other purposes except with the prior written consent of the Landlord. Tenant shall be allowed the non-exclusive use of the common tenant areas including, without limitation, lobby, hallways, entryways, restrooms, stairways, elevators (including freight elevators), corridors and sidewalks of the Real Estate owned by Landlord (hereinafter referred to as "Common Areas") in conjunction with and so as not to interfere with the other tenants in the building. Tenant shall use the Premises for no unlawful purpose or act; shall commit or permit no waste or damage to the Premises or common areas; shall comply with and obey all laws, regulations, or orders of any governmental authority or agency, directions of the Landlord, including building rules and regulations as changed or modified from time to time by Landlord on reasonable notice to Tenant, all of which are and will be a part of this Lease; shall not do or

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permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the building or injure or annoy them; and shall not do or permit anything to be done which will increase the rate of fire insurance upon the building. Landlord shall not be responsible to Tenant for the non-performance by any other Tenant or occupant of the Real Estate of any of the rules and regulations, but agrees to take reasonable measures to assure such other Tenant's performance.

        Section 3.2 Condition of Premises.  Landlord shall make, at its
        ---------------------------------
sole expense, the following improvements to the "Premises" as designated on the attached Exhibit D "Workletter", which is incorporated herein by reference.

                             ARTICLE IV
                                RENT

        Section 4.1 Base Rent. Tenant shall pay the following amounts as Base Rent for said Premises without relief from valuation and appraisement laws and without offset or deduction:

                          First Floor Space
                          -----------------

                          Number of                    Monthly
     Period                 Months                   Installments
     ------               ---------                  ------------

1/1/98-12/31/03               72                      $14,523.55
1/1/04-12/31/07               48                      $15,353.47

                         Storage Space
                          Lower Level
                         -------------

1/198-12/31/07                120                     $313.00

                       Third Floor Space
                       -----------------

1/l/98-12/31/98                12                     $1,165.94

The above monthly installments are due, without notice or demand, in advance on or before the first day of each calendar month of the Term at 429 North Pennsylvania Street, Lower Level, Indianapolis, Indiana 46204, or such other place as Landlord may from time to time designate in writing. In the event the obligation to pay rental or any sum hereunder commences on a day other than the first day of any calendar month, Tenant shall pay the pro-rata share of rent or other sum due for the unexpired portion of the month in addition to and concurrently with payment of the rental or other sum due for the first full month following such partial month.

        Section 4.2 Additional Rent.  Commencing January 1, 1998 and
        ---------------------------
continuing for the balance of the Term, in addition to the Base Rent set out in Section 4.1, the Tenant agrees to pay its proportionate share, as defined below, of any annual increase in total actual Operating Costs for the Real Estate over the Landlord's Share of Operating Costs, without relief from valuation and appraisement laws and without offset or deduction.

a) Operating Costs - shall mean the annual aggregate of those expenses incurred by the Landlord during a particular calendar year in connection with the operation, maintenance, and repair of the

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        Real Estate in accordance with sound management and accounting principles and practices generally accepted with respect to the operation, maintenance, and repair of first-class office buildings, which expenses shall include (i) Uncontrollable Costs, i.e., real estate taxes, insurance premiums and utility charges, and (ii) Controllable Costs, including but not limited to repair and maintenance costs, security costs, janitorial costs, legal and accounting costs, management fees and capital improvements required by new governmental laws or regulations, but excluding expenditures for other capital improvements for rebuilding of office space for other tenants. Operating Costs shall not include the costs of the Additional services provided by Landlord to Tenant (if any) under Section 5.1 (a) hereof, which costs shall be deducted from the annual aggregate of Operating costs for purposes of computing the Tenants proportionate share of Operating Costs under subsection (c) below.

b) Landlord's Share of Operating Costs - Shall be an amount equal to $4.75 time the rentable square feet in the Premises.

c) Tenant's Proportionate Share of Operating Costs - Shall be the amount (if any) by which the product of Operating Costs during a particular calendar year times (10.84), (the current ratio of the rentable square feet in the Premises to the rentable square feet in the Real Estate) exceeds the Landlord's Share of Operating costs. Landlord represents that the rentable square feet in the Real Estate is 102,200 as of the date of this Lease.

d) Payment of Tenant's Proportionate Share of Operating Costs - The amount of Tenant's proportionate share of Operating Costs for each calendar year (herein referred to as the "Annual Rental Adjustment") shall be estimated annually by Landlord, and written notice thereof (including documentation supporting such estimates) shall be given to Tenant at least thirty (30) days prior to the beginning of each month, at the same time the Base Rent installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment.

e) Increases in Estimated Annual Rental Adjustment - If real estate taxes, utility charges, or janitorial costs increase during a calendar year, Landlord may, only once per year, increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

f)      Provisions Concerning Actual Rental Adjustment - Within ninety
        (90) days after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing Tenants actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit (refunded if at the end of the Term) against the next rent Tenant's actual Annual Rental Adjustment for the preceding calendar year and the last day of a calendar year, then Tenant shall pay a daily pro-rata proportionate share of such Operating Costs for said partial calendar year.

g) Tenant Verification - During the thirty (30) day period following the delivery of Landlord's statement of the Tenant's actual Annual Rental Adjustment, Tenant audit, at reasonable times and in a reasonable manner, such of Landlord's books of account and records as pertain to and contain information concerning Operating Costs in order to verify the amounts thereof. If any such audit shall disclose an inaccuracy in Landlord's statement of actual adjustment less than three percent (3%) of such adjustments, prompt payment of a deficiency by Tenant or refund of an overpayment by Landlord, as appropriate, shall be made, and if any such audit, shall disclose any such inaccuracy which exceeds three percent (3%) of such acceptable independent certified

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        public accountant to verify the inaccuracy or resolve any other issue arising from such audit, whose opinion on such matters shall be binding on both parties whose fees shall be paid by the party which is responsible for any such inaccuracy.

        Section 4.3 Delinquency Charges and Interest.  If any portion of
        --------------------------------------------
the Base Rent, the Annual Rental Adjustment, or any other charges to Tenant are not paid within ten (10) days of date due, a delinquency service charge equal to five percent (5%) of the total delinquent amount will be added as Additional Rent and paid by Tenant upon demand by Landlord. All amounts past due for more than thirty (30) days will bear interest from due date thereof to the date of payment at the rate of eighteen percent (18%) per year until paid. All such interest shall be deemed payable by Tenant as Additional Rent.

                             ARTICLE V
                 SERVICES, ALTERATIONS AND REPAIRS

        Section 5.1 Services.  Provided that Tenant shall not be in
        --------------------
default hereunder and subject to the provisions elsewhere contained in this Lease, Landlord will furnish the following services:

a) Heating, ventilation, and air-conditioning between the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday of each week except on all generally recognized holidays. Landlord will also furnish, or cause to be furnished, to Tenant such services ("Additional Services") at such other times specified by Tenant, and Tenant agrees to pay the cost thereof (as determined by Landlord) as Additional Rent at the same time Base Rent and other Additional Rent is due. However, if Landlord decides in its sole discretion that such services should be provided by way of a separate power meter for the Premises, Tenant agrees to pay the cost of such services directly to the involved utility and the Base Rental and Additional Rental amounts shall be adjusted to delete any charges for such services.

b) Electrical current (an annual rate of four (4) watts per square foot in the Premises) sufficient for the operation of standard lighting, typewriters, calculators, small office copying machines, personal computers, and other machines of similar low electrical consumption, but not including electrical current for data processing equipment or any other item of electrical equipment which singly consumes more than five hundred (500) watts per hour at rated capacity or requires a voltage other than one hundred twenty (120) volts single phase, and provided that if the installation of any of Tenant's equipment, or any special electrical equipment installed by Landlord to service Tenant's equipment, requires any modifications to the Real Estate's electrical system or any additional air conditioning or ventilating capacity above that provided by the Real Estate's standard systems, then the electrical modifications and/or additional air conditioning and/or ventilating equipment shall be provided by Tenant and the installation and operating costs of such additional modifications and/or equipment will be the obligation of the Tenant;

c) Water at those points of supply provided for the general use of Tenants;

d)      Automatic elevator service;

e) Cleaning and janitorial services on Monday through Friday of each week, excluding generally recognized holidays, to provide standard cleaning only;

f) Washing Tenant's exterior windows at reasonable intervals established by Landlord;

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g)      Replacement of all lamps, bulbs, tubes and ballasts for the standard lighting fixtures as required from time to time as a result of normal usage;

h) Security is provided weekday after-hours and 24-hour basis on weekends; provided however, Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages done by persons in the Real Estate;

i) Repair and maintenance to the extent specified elsewhere in this Lease.

        No interruptions or suspensions of such services when necessary by reason of governmental regulation, labor disputes, civil commotion or riot, accident or emergency, or for repairs, alterations or improvements considered desirable or necessary by Landlord or for any other reason beyond the control of Landlord shall be construed as an eviction of Tenant or work an abatement or diminution of rent or render Landlord or its agents or employees liable for damages either to person, business or property suffered by Tenant, its employees, licensees or invitees by reason of any such interruptions, or release Tenant from any of its obligations under this Lease. In the event Landlord believes that Tenant's use of electricity is in excess of four (4) watts per square foot, Landlord shall employ an electrical expert who will perform a survey of electricity usage and who will render an opinion as to the quantity of electricity used by Tenant. If the survey indicates that Tenant's annual electrical consumption is in excess of four (4) watts per square foot in the Premises, Tenant shall pay as Additional Rent the cost of the survey together with the cost to the Landlord of such excess electrical consumption. In the event an electrical current can no longer be furnished by Landlord via a common meter and included with the rent set out in Article IV, Tenant shall procure its own electricity direct from Indianapolis Power and Light, and the rent set out in
Article IV shall be adjusted by Landlord in an amount equal to the tenant's monthly electrical expense.

        Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the term of this Lease and beyond Landlord's control, either the quality or character of electrical current is changed or is no longer available or suitable for Tenant's requirements.

        Section 5.2 Alterations to Premises.  Landlord shall not be
        -----------------------------------
obligated to make any alterations, additions, improvements or decorations to the Premises, except as specifically agreed by and between Landlord and Tenant as provided in Section 3.2. In the event any such alterations, additions, improvements or decorations are made following written request by Tenant and approval by Landlord, such alterations, additions, improvements or decorations shall be made at Tenant's sole expense by Landlord or by someone under Landlord's supervision and control, and upon billing therefor by Landlord, Tenant shall promptly remit the amount of such expense. However, Tenant may retain outside vendors to perform alterations, additions or improvements if said vendors are approved by Landlord. Such approval shall not be unreasonably withheld. No alterations, improvements, or additions shall be made to the Premises by Tenant nor shall Tenant affix or cause to be affixed to the Real Estate or Premises, including the windows, any sign, advertisement or notice without the prior written consent of Landlord. In the absence of a written agreement to the contrary, all alterations, repairs or improvements except unattached movable trade fixtures, office furniture and equipment of Tenant shall be and remain the property of Landlord. The removal of Tenant's property upon termination or expiration of the Lease shall be governed by Article XVI hereof.

        Section 5.3 Repairs.  Subject to the provisions of Article XV,
        -------------------
Landlord shall maintain and make necessary repairs to the foundation, roof, the atrium windows and walls, exterior walls, and the structural elements of the Real Estate, to the electrical, plumbing, heating, ventilation and air-conditioning systems of the Real Estate and to the Common Areas of the Real Estate, provided that (a) Landlord shall not be

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responsible for the maintenance or repair of any such systems which are located within the Premises and are supplemental or special to the Real Estate's standard systems; and (b) the cost of performing any of said maintenance or repairs caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating such repairs. Landlord shall repair and maintain such items in a condition comparable to first-class office space in Indianapolis, Indiana, except for damage caused by Tenant, its employees or invitees in excess of ordinary wear and tear.

        Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters). Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. If Tenant fails to perform any of its obligations set forth in this Section 5.3, Landlord may, in its sole discretion, perform the same, and Tenant shall pay to Landlord the cost therefor upon demand. Tenant's obligation to repair under this paragraph shall not include (a) damages caused by Landlord or its employees, agents or invitees, or (b) damages or losses caused by fire or other casualty not caused by Tenant, or by other causes beyond Tenant's reasonable control.

                             ARTICLE VI
                               LIENS

        Tenant shall keep the premises demised hereunder free from any liens, including but not limited to mechanics' liens. If any Statement of Intention to hold a mechanic's lien shall be filed, Landlord at its option may compel the prosecution of an action for the foreclosure of such mechanic's lien by the lienor. If any such Statement of Intention to hold a mechanic's lien shall be filed and an action commenced to foreclose the lien, Tenant, upon demand by Landlord, shall cause the lien to be released by the filing of a written undertaking with a surety approved by the court and obtaining an order from the court releasing the property from such lien. In the event any lien attaches to the Premises by virtue of an act or failure to act on the part of Tenant, Landlord shall have the right, but no obligation, to pay the amount of such lien to cause its release and such amount shall be considered additional rent to be paid to it by Tenant on demand with interest at twelve percent (12%) per year from the date that Landlord pays such lien, provided, however, that if an undertaking is filed with the court and the Real Estate is released from said lien, as hereinabove provided, Landlord's right to pay such lien shall be suspended until a final judgment is entered in such action against Tenant. Nothing provided herein shall preclude Tenant from contesting in good faith the assertion of any lien. All liens and encumbrances created or suffered by Tenant shall attach to Tenant's interest only.

                            ARTICLE VII
                     ASSIGNMENT AND SUBLETTING

        Tenant shall not assign this lease nor sublet the Premises in whole or in part without the Landlord's written consent, which consent shall not be unreasonably withheld. Any sublease executed by Tenant shall be expressly subject to the terms and conditions of this Lease, and Tenant shall continue to be liable for the performance of the terms and conditions of this Lease, including, but not limited to, the payment of rent set out in Article IV. Landlord shall have the right to assign this Lease without Tenant's consent.

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                            ARTICLE VIII
      LANDLORD'S NON-LIABILITY AND INDEMNIFICATION OF LANDLORD

        Section 8.1 Non-Liability of Landlord.  Landlord and its partners,
        -------------------------------------
employees, servants and agents shall not be liable for any injury or damage to persons or property resulting from any cause whatsoever in the Premises, unless caused by or due to the sole negligence of Landlord, its agents, servants, or employees or a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease. Landlord or its agents shall not be liable for any damage or loss caused by or due to the negligence of Landlord, its agents, servants or employees or a breach or default in the performance by Landlord of any covenant or agreement on its part to be performed under this Lease.

        Section 8.2 Indemnification of Landlord.  Tenant agrees to assume
        ---------------------------------------
the risk of, be responsible for, have the obligation to insure against, and to indemnify and save Landlord and its partners, employees, and agents, harmless from and against any and all liabilities, damages, expenses, fees, penalties, actions, causes of actions, suits, costs (including attorneys' fees), claims or judgments arising from injury during the term to persons or property within or without the Premises occasioned wholly or in part by any act or acts, omission or omissions of Tenant, its agents, servants, contractors, employees, invitees or licensees.

                             ARTICLE IX
                             INSURANCE

        Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this lease, agrees to place and maintain, at Tenant's own expense, with insurance companies qualified to do business in the State of Indiana and acceptable to Landlord, public liability and property damage insurance naming Landlord as an additional named insured, protecting the Landlord and Tenant from all causes, including their own negligence, and having a minimum combined single limit coverage for bodily injury and property damage of not less than One Million Dollars ($1,000,000.00). Such policy or policies shall contain a clause that the insurer will not cancel or change the insurance without thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing such coverage. Should Tenant fail to carry such insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from the Tenant as Additional Rent payable hereunder.

        Tenant shall not conduct or permit to be conducted any activity, or place any equipment, materials or other items in, on or about the Premises or the Real Estate, which will in any way increase the rate of fire or liability or casualty insurance on the Real Estate. Should Tenant fail to comply with the foregoing covenant on its part to be performed, Tenant shall reimburse Landlord for such increased amount upon written demand therefor from Landlord, the same to be considered Additional Rent payable hereunder.

                             ARTICLE X
                       WAIVER OF SUBROGATION

        Tenant and Landlord agree that insurance carried by either of them against loss or damage by fire or other casualty shall contain a clause whereby the insurer waives its rights to subrogation against the other party. Upon request, each party agrees to furnish evidence of such waiver to the other party.

                             ARTICLE XI
                            HOLDING OVER

        Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part thereof after termination hereof, by lapse of time or otherwise, 1.25 times the amount of the daily fixed rental,

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based upon the rent in effect on the last day prior to the date of such termination, as adjusted in accordance with the terms of this Lease, and also pay all damages sustained by Landlord by reason of such retention, including reasonable attorney's fees, or, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute a renewal of this Lease for a period from month to month, but if the Landlord does not so elect, acceptance by Landlord of rent after such termination shall not constitute a renewal; this provision shall not be deemed to waive Landlord's right of re-entry or any other right hereunder or at law.

                            ARTICLE XII
                    RIGHTS RESERVED TO LANDLORD

        Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary in this Lease) and without liability to Tenant for damage or injury to property, person or business (all claims for damage being hereby released) and without effecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for offset or abatement of rent:

a) To change the name or street address of Tenant's space upon one hundred and eighty (180) days prior written notice to Tenant;

b) To install and maintain signs and other facilities on the exterior and interior or the Real Estate except Landlord;

c) To design and/or approve or disapprove, prior to installation, all types of window coverings of the Premises and to control all interior lighting and other facilities that may be visible from outside the Premises;

d)      To have pass-keys to Premises, and all portions thereof;

e) To grant anyone the exclusive right to conduct any business or render any service in the Real Estate, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted by Section 3.1;

f) To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy during the last six (6) months of the term hereof, if during or prior to such time Tenant vacates the Premises, or at any time after Tenant abandons the Premises;

g) To enter the Premises to make inspections, repairs, alterations or additions in or to the Premises or the Real Estate or to exhibit the Premises to prospective tenants, purchasers of the Real Estate, or others at reasonable hours and at any time in the event of an emergency, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the Premises or the Real Estate. In the exercise of its right under this subparagraph, Landlord shall not unreasonably interfere with the conduct of Tenant's business;

h) To have access to all mailchutes (if any) according to the rules of the United States Post office;

i) To require all persons entering or leaving the Real Estate during such hours as Landlord may from time to time reasonably determine, to identify themselves to a security person by registration or otherwise; to establish the right to enter or leave and to exclude or expel any peddler, solicitor or unruly or loud person at any time from the Premises or the Real Estate;

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j)      To close the Real Estate during times of emergency and, subject to Tenant's right to admittance (24 hours per day, seven days per week) under such reasonable regulations as shall be prescribed from time to time by Landlord, after regular business hours, provided, however, that Landlord shall give written or oral notice to Tenant at least one hour before closing the Building under such circumstances, except in cases life-threatening circumstances in which case no notice shall be required;

k) To approve or disapprove the weight, size and location of safes, files, bookshelves, and other heavy equipment and articles in and about the Premises, and to require all such items to be moved in and out of the Estate and the Premises only at such times and in such manner as Landlord shall direct and in all events at Tenant's sole risk and responsibility;

l) To decorate, alter, repair or improve the Real Estate at any time, and Landlord and its representatives for that purpose may enter on or about the Premises with such material as Landlord may deem necessary, may erect scaffolding and other necessary structures on or about the Premises and may close or temporarily suspend operation of entrances, doors, corridors, elevators or other common facilities. Tenant waives any claim for damages, including the loss of business resulting there from. In the exercise of its rights under this subparagraph, Landlord shall not unreasonably interfere with the conduct of Tenant's business;

m) To do or to permit to be done any work in or about any adjacent or nearby building, land, street, or alley.

                            ARTICLE XIII
                      INSOLVENCY OR BANKRUPTCY

        The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall constitute a breach of this Lease by Tenant, unless any such action or proceeding is dismissed or discharged within sixty (60) days after the same is filed. In no event shall this Lease be assigned by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

                            ARTICLE XIV
                              DEFAULT

        In the event of any breach of this Lease by Tenant, after receipt by Tenant of fifteen (15) days written notice of default (except there shall be no notice requirement for Tenant's failure to pay rent), Landlord, independent of any other rights or remedies it may have by law or otherwise, shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed and stored at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or may terminate the right of Tenant to possession of the Premises without terminating the Lease, in which latter event, Landlord shall be obligated to mitigate its damages by actively seeking to relet said Premises or any part thereof for the account of Tenant (as hereinbelow provided) for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's sole discretion may deem advisable with the right to make alterations and repairs to said Premises. Upon each such reletting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of such alterations and repairs incurred by Landlord, and the amount, if any, by which

                                9
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the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Premises for such period of such reletting; or (b) at the option of Landlord, rents received by Landlord from such reletting shall be applied first, to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

If Tenant should breach this Lease, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach, including the cost of recovering the Premises, and including the rent reserved and charged in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable (together with attorney's fees) from Tenant to Landlord. Landlord's remedies hereunder are cumulative and not intended to be exclusive of any other remedies or other means of redress to which Landlord may be lawfully entitled in case of a breach of this Lease by Tenant.

                             ARTICLE XV
                 DAMAGE BY FIRE AND EMINENT DOMAIN

        If, during the term of this Lease, the Premises are damaged or made untenantable by fire or other casualty, cause, condition or thing whatsoever, or the Real Estate in which the Premises are located is substantially damaged or made untenantable from fire or other casualty, cause, condition or thing whatsoever, whether or not the Premises are damaged, and the Landlord shall determine not to restore it, Landlord may, by notice to Tenant given within thirty (30) days after such damage, terminate this Lease. In such case Tenant shall pay the rent apportioned to the time of damage and shall immediately surrender the Premises to the Landlord upon Landlord's request therefor. Unless the Lease is terminated as hereinabove provided, Landlord shall substantially restore the Premises (to the extent of the Building Standard improvements), with reasonable promptness. Tenant's rent shall abate proportionately to the area of usable space during the period of repair. If, as a result of a fire or other casualty, cause, condition or thing whatsoever, a substantial portion of the Real Estate or the Common Areas is damaged to such extent as to substantially interfere with Tenant's use of the Premises, or if the Premises are made partially or wholly untenantable, and in either case if the Landlord's architect determines that the Premises cannot be restored within one hundred and eighty (180) days after Landlord is able to take possession of the damaged space and Premises, then either party may terminate this Lease by written notice to the other given not later than thirty (30) days after the date of certification by Landlord's architect. In all cases, due allowance shall be made for reasonable delays caused by adjustment or insurance loss, strikes, labor difficulties or any cause beyond the Landlord's reasonable control. Landlord shall have no duty to restore, repair or replace Tenant's above-building-standard fixtures or leasehold improvements, including but not limited to, wall and floor coverings, light fixtures, built-in cabinets and bookshelves.

If, during the term of this Lease, all or a substantial part of the Premises, or if a substantial part of the Real Estate (Including the Common Areas and Parking Garage) in which the Premises are located (whether or not the Premises are affected) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose and, as a result, Tenant is unable to conduct its normal business activities from the Premises, the Term of this Lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Real Estate is changed by any competent authority and such partial taking or change of grade makes it necessary or desirable to remodel the Real Estate to conform to the taking or changed grade, Landlord shall have the right to cancel this Lease upon not less than thirty (30) days prior written notice to Tenant. In either of the events above referred to, rent at the then current rate shall be apportioned as of the date of the termination.

                                10
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                            ARTICLE XVI
                       SURRENDER OF PREMISES

        At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received or first installed, ordinary wear and tear and damage by fire, earthquake, Act of God, Landlord's breach, other conditions beyond Tenant's reasonable control or the elements alone excepted. Upon the termination of this Lease, Tenant shall, at Tenant's sole cost, remove all counters, trade fixtures, office furniture and equipment installed by Tenant, unless otherwise agreed to in writing by Landlord. Tenant shall also repair any damage caused by such removal. Property not so removed shall be deemed abandoned at the termination of this Lease by the Tenant and title to the same shall thereupon pass to Landlord. Tenant shall indemnify the Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant based on such delay.

                            ARTICLE XVII
                               WAIVER

        The waiver by Landlord of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                           ARTICLE XVIII
                              NOTICES

        All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, addressed to Tenant at:

                      429 North Pennsylvania Street
                      First Floor
                      Indianapolis, Indiana 46204

and addressed to the Landlord at:

                      429 Penn Partners
                      429 North Pennsylvania Street
                      Lower Level
                      Indianapolis, Indiana 46204

or to such other firm or to such other place as Landlord may from time to time designate in writing.

                                11
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                            ARTICLE XIX
                            ABANDONMENT

        If Tenant shall abandon or vacate the Premises before the end of the term or any other event shall happen entitling Landlord to take possession thereof, Landlord may take possession of said Premises, relet the same without such action being deemed an acceptance of a surrender of this Lease or in any way terminating the Tenant's liability hereunder, and Tenant shall remain liable to pay the rent herein reserved and any other damages suffered by Landlord, less the net amount actually realized from such reletting after deduction of any expenses incident to such repossessions and reletting.

                             ARTICLE XX
                           SUBORDINATION

        In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any deeds of conveyance and any existing or future deeds of trust, master leases, security interests or mortgages and all renewals, modifications, extensions, consolidations and replacements of the foregoing which might now or hereafter constitute a lien upon the Real Estate (or the land upon which it is situated or improvements therein or thereon) or upon the Premises, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purpose of confirmation at any time hereafter, on demand in the form(s) prescribed by Landlord, execute any instruments, estoppel certificates, release or other documents that may be requested or required by any purchaser or any holder of any superior interest for the purposes of subjecting and subordinating this Lease to such deed or conveyance or to the lien of any such deed in trust, master lease, security interest, mortgage, or superior interest Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument or document for Tenant should Tenant fail or refuse to do so.

                            ARTICLE XXI
                      MISCELLANEOUS PROVISIONS

        Section 21.1 Governing Law.  This Lease shall be governed by the
        --------------------------
laws of the State of Indiana.

        Section 21.2 Writing Controls.  It is agreed that Landlord has not
        -----------------------------
made any statement, promise or agreement or taken upon itself any engagement whatsoever verbally or in writing in conflict with the terms of this Lease or that in any way modifies, varies, alters, enlarges, or invalidates any of its provisions and that no obligations of Landlord shall be implied in addition to the obligations herein stated.

        Section 21.3 Air and Light.  This Lease does not grant or
        --------------------------
guarantee Tenant a continuance of light and air over any property adjoining the Leased Premises.

        Section 21.4 Landlord's Covenants.  Landlord covenants that (a) it
        ---------------------------------
has full power and authority to perform its obligations under the Lease and (b) Tenant, upon paying the rent herein provided and performing all the covenants of this Lease by it to be performed, shall have quiet possession of the Premises, and the use with other persons of the Common Areas and Parking Garage, during the term hereof.

        Section 21.5 No Option.  Submission of this Lease for examination
        ----------------------
or signature by Tenant does not constitute a reservation or option for the Premises. This instrument becomes effective as a Lease only upon execution and delivery by both Landlord and Tenant.

                                12
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        Section 21.6 Time.  Time is of the essence of this Lease and each
        -----------------
and all of its provisions.

        Section 21.7 Binding Effect.  This Lease shall be binding upon and
        ---------------------------
inure to the benefit of the respective parties hereto and their heirs, administrators, successors and assigns. This provision does not allow Tenant's assignment of the Lease except as provided under Article VII.

        Section 21.8 Severability.  The invalidity or unenforceability of
        -------------------------
any particular provision of this Lease, in whole or in part, shall not affect the other provisions of this Lease and in such an event, this Lease shall be construed in all other aspects as if the invalid or unenforceable provision or part thereof was omitted.

        Section 21.9 Modification of Lease.  This Lease cannot be modified
        ----------------------------------
unless evidenced by a written agreement signed by both parties hereto.

        Section 21.10 Memorandum of Lease.  The parties agree not to
        ---------------------------------
record a copy of this Lease, but Tenant may, at its expense, prepare and record a Memorandum of Lease in a form mutually agreeable to the parties.

IN WITNESS WHEREOF. the parties have caused this Lease to be executed by their duly authorized representatives this 7th day of November 1997

                                         TENANT:


                                         UNIFIED HOLDINGS, INC.

Witness:

By:  /s/ Carol J. Highsmith              By: /s/ Lynn E. Wood
   -----------------------------            -------------------------------

Printed: Carol J. Highsmith              Printed: Lynn E. Wood
        ------------------------                 --------------------------

                                         Title: President
                                               ----------------------------



                                         LANDLORD:

Witness:                                 429 PENN PARTNERS

By: /s/ John MacPherson                  By:  /s/ Leo Stenz
   -----------------------------            -------------------------------

Printed: John MacPherson                 Printed: Leo Stenz
        ------------------------                 --------------------------


                                         Title: General Partner
                                               ----------------------------

                                13

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                             EXHIBIT D

                             WORKLETTER
                             ----------

        This workletter is attached to and forms a part of the certain office lease between 429 Penn Partners ("Landlord") and Unified
Holdings, Inc. ("Tenant") dated January 1, 1998 (" Lease"), pursuant to which Landlord had leased to Tenant office space in the building situated at 429 N. Pennsylvania, Indianapolis.

        Landlord desires to make improvements to the premises, and Tenant desires to have Landlord make them, upon the terms and conditions in this Workletter.

                            SYSTEMS WORK
                            ------------

        Unified will provide licensed contractors and supervise the following:

       Wiring Voice and Data              Move Prime Computer
       Pershing Line                      Move Dictaphone
       SunGard line                       Move T1 Circuits
       Nasdaq line                        Install Digital Lines
       Quotron                            Security System Re-install

        Landlord will pay from invoice, for the above work, with a not to exceed limit of $27,600.00. Any savings from the not to exceed amount would be retained by the Landlord.

                        ELECTRICAL/HVAC WORK
                        --------------------

        Stenz Construction will perform and supervise the following work, with the sole cost the responsibility of the Landlord.

        All necessary Power, PBX, Prime to computer room.

        Dedicated circuit for Xerox Copier.

        Dedicated HVAC unit and controls for Computer Room.

                                14

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                          CONSTRUCTION WORK
                          -----------------

        Stenz Construction will perform the following work, with the sole cost the responsibility of the Landlord.

        Remove wall in computer room.

        Paint all wood trim and door frames.

        Replace carpet with linoleum in computer room.

        Install door from breakroom to vending area.

        Install door in hall leading from reception area to rear of space. (Under existing bulkhead )

                           MOVING EXPENSE
                           --------------
        Will be the sole responsibility of the Tenant, with Landlord contributing 50% of invoiced amount not to exceed $3,500.00.

                          MAINTENANCE WORK
                          ----------------
        Stenz Management will provide necessary cleaning and carpet shampooing.

                            ADDITIONALLY
                            ------------

        Landlord will retain the use of all portable partitions and workstations currently used by Unified, that are located on the 4th floor, for the Term of Unified's Lease Agreement.

                                15